UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

_______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2007 (August 16, 2007)

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
________________	_____________________________	____________________
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway Morrisville, NC 27560-8417 (Address of principal executive offices)

(919) 379-4300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2007, the shareholders of Alliance One International, Inc. (the “Company”) approved the Alliance One International, Inc. 2007 Incentive Plan (the “2007 Plan”), the material terms of which are summarized in the Company’s Proxy Statement dated and filed July 13, 2007, which summary is incorporated herein by reference.  A copy of the 2007 Plan is attached hereto as Exhibit 99.1.

As previously contemplated, Mr. Brian J. Harker, Chairman of the Company’s Board of Directors, resigned from the Board of Directors effective as of the close of the annual shareholders’ meeting on August 16, 2007.  In connection with Mr. Harker’s resignation and in recognition of his extended service to the Corporation, upon the recommendation of the Company’s independent directors the Board of Directors approved the payment to Mr. Harker of a one-time cash retirement bonus in the amount of $250,000.

Further, the Company has entered into an agreement (the “Consulting Agreement”) with Mr. Harker, effective September 1, 2007, pursuant to which Mr. Harker will provide to the Chairman of the Board of Directors and to the Lead Independent Director, on an as-needed basis for a six month period beginning September 1, 2007, consultation on corporate governance best practices and related matters.  In addition to other customary terms and conditions, the Consulting Agreement provides that the Company will pay Mr. Harker $7,500 per month for the six months of the Consulting Agreement as compensation for his consulting services.  The preceding summary of the terms of the Consulting Agreement is qualified in its entirety by the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

The Company has also entered into an agreement (the “Agreement to Amend Employment Agreement”) with Mr. Harker, effective August 16, 2007, to amend his existing employment agreement to confirm the date of Mr. Harker’s retirement, to confirm the amount of certain post-termination benefits to which Mr. Harker is entitled and to bring the employment agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.  The preceding summary of the terms of the Agreement to Amend Employment Agreement is qualified in its entirety by the Agreement to Amend Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference in this Item 5.02.

In addition, on August 16, 2007, prior to the Company’s annual shareholders’ meeting, Albert C. Monk III withdrew his name from consideration as a nominee for director at the annual shareholders meeting, and resigned from the Board of Directors effective as of the close of the annual shareholders meeting.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2007, the Board of Directors of the Company amended and restated the Company’s bylaws to reduce the number of directors of the Company to eleven from thirteen.  A copy of the Second Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01.

Other Events.

On August 16, 2007, the Board of Directors of the Company authorized the Company to purchase from time to time over the period beginning as of August 17, 2007, in open market transactions, in block purchases, in privately negotiated transactions or otherwise, the Company’s issued and outstanding senior notes in an aggregate amount not to exceed $200,000,000, subject to compliance with its credit facilities and indentures.

Alliance One International, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1

Second Amended and Restated Bylaws of Alliance One International, Inc.

10.1

Consulting Agreement, by and between Alliance One International, Inc. and Brian J. Harker, entered into on August 22, 2007.

10.2

Agreement to Amend Employment Agreement, by and between Alliance One International, Inc. and Brian J. Harker, entered into on August 22, 2007.

99.1

Alliance One International, Inc. 2007 Incentive Plan.

Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2007	Alliance One International, Inc.
Registrant

/s/ James A. Cooley
______________________________________________
James A. Cooley Senior Vice President (Chief Accounting Officer)

Alliance One International, Inc.

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.

3.1	Second Amended and Restated Bylaws of Alliance One International, Inc.	5 - 13

10.1	Consulting Agreement, by and between Alliance One International, Inc. and Brian J. Harker, entered into on August 22, 2007.	14 - 16

10.2	Agreement to Amend Employment Agreement, by and between Alliance One International, Inc. and Brian J. Harker, entered into on August 22, 2007.	17 - 28

99.1	Alliance One International, Inc. 2007 Incentive Plan.	29 - 49

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